Exhibit 10.2

AMENDMENT NO. 1

TO THE

FOURTH AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

AMENDMENT NO. 1 TO THE FOURTH AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of August 1, 2007 (this “Amendment”), by and between CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”), a national banking association, as Transferor and as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and successor to Chemical Bank and a predecessor entity to JPMorgan Chase Bank, National Association, a national banking association), a New York banking corporation, as Transferor and Servicer, and the Trustee were parties to a Pooling and Servicing Agreement, dated as of October 19, 1995 (the “Original Pooling and Servicing Agreement”);

WHEREAS, the Bank (formerly known as Chase Manhattan Bank USA, National Association and The Chase Manhattan Bank (USA)), as Transferor on and after June 1, 1996, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Transferor prior to June 1, 1996 and as Servicer, and the Trustee were parties to an Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1996 (the “Amended Pooling and Servicing Agreement”), which amended and restated the Original Pooling and Servicing Agreement in its entirety;

WHEREAS, all of the parties to the Amended Pooling and Servicing Agreement (or the respective successor entities thereto) were parties to a Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996 (the “Second Amended and Restated Pooling and Servicing Agreement”), which amended and restated the Amended Pooling and Servicing Agreement in its entirety;

WHEREAS, all of the parties to the Second Amended and Restated Pooling and Servicing Agreement (or the respective successor entities thereto) were parties to a Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto, dated as of March 31, 2001, the Second Amendment thereto, dated as of March 1, 2002, the Third Amendment thereto, dated July 15, 2004, the Fourth Amendment thereto, dated as of October 15, 2004 and the Fifth Amendment thereto, dated as of February 1, 2006 (the “Third Amended and Restated Pooling and Servicing Agreement”), which amended and restated the Second Amended and Restated Pooling and Servicing Agreement in its entirety;

WHEREAS, all of the parties to the Third Amended and Restated Pooling and Servicing Agreement (or the respective successor entities thereto) are parties to a Fourth Amended and Restated Pooling and Servicing Agreement, dated as of March 14, 2006 (as amended, supplemented or otherwise modified, the “Agreement”), which amended and restated the Third Amended and Restated Pooling and Servicing Agreement in its entirety;

WHEREAS, subsection 13.1(b) of the Agreement provides that the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, may amend the Agreement from time to time so long as (i) the Servicer shall have provided an Officer’s Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any Certificateholder and will not significantly change the Permitted Activities of the Trust, (ii) the Servicer shall have provided a Tax Opinion with respect to such amendment and (iii) the Servicer shall have provided at least ten (10) Business Days’ prior written notice to each Rating Agency of such amendment and shall have received written confirmation from each Rating Agency that such action will satisfy the Rating Agency Condition;

WHEREAS, the Trustee has received (i) an Officer’s Certificate of the Servicer to the effect that this Amendment will not materially and adversely affect the interests of any Certificateholder and will not significantly change the Permitted Activities of the Trust, (ii) a Tax Opinion with respect to this Amendment and (iii) written confirmation from each Rating Agency that this Amendment will satisfy the Rating Agency Condition; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, pursuant to subsection 13.1(b) of the Agreement, the Transferor, the Servicer and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

SECTION 1. Amendment to Subsection 3.6(b).

Subsection 3.6(b) of the Agreement shall be amended to read in its entirety as follows:

(b)	[RESERVED].

SECTION 2. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 4. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6. Trustee Disclaimer. In accordance with Section 11.3 of the Agreement, the recitals contained in this Amendment shall be taken as the statements of the Bank, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CHASE BANK USA,
NATIONAL ASSOCIATION, as Transferor and Servicer

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

THE BANK OF NEW YORK, as Trustee

By:	/s/ Suhrita Das
Name:	Suhrita Das
Title:	Assistant Vice President

Amendment No. 1 to 4th Chase A&R PSA